Exhibit 99.1

Press Release — For Immediate Release
January 24, 2014

Penns Woods Bancorp, Inc. Reports Fourth Quarter 2013 Operating Earnings

Williamsport, PA — January 24, 2014 - Penns Woods Bancorp, Inc. (NASDAQ:PWOD)

Penns Woods Bancorp, Inc. continued its solid earnings and growth during the recently completed fourth quarter of 2013, achieving net income of $14,084,000 for the twelve months ended December 31, 2013 resulting in basic and dilutive earnings per share of $3.19.

Highlights

•Completion of the acquisition of Luzerne National Bank Corporation (“Luzerne”) effective June 1, 2013 resulted in an increase in net loans of $254,057,000; investments of $21,140,000; deposits of $279,867,000; and assets of $329,209,000 at the time of acquisition.

•Net income from core operations (“operating earnings”), which is a non-GAAP measure of net income excluding net securities gains and bank owned life insurance gains on death benefits, increased to $3,389,000 for the three months ended December 31, 2013 compared to $3,044,000 for the same period of 2012.  Net income from core operations decreased to $12,489,000 for the twelve months ended December 31, 2013 compared to $12,893,000 for the same period of 2012.

•Operating earnings per share for the three months ended December 31, 2013 were $0.70 basic and dilutive compared to $0.79 basic and dilutive for the same period of 2012.  Operating earnings per share for the twelve months ended December 31, 2013 were $2.83 basic and dilutive compared to $3.36 basic and dilutive for the same period of 2012.

•Return on average assets was 1.16% for the three months ended December 31, 2013 compared to 1.46% for the corresponding period of 2012.  Return on average assets was 1.32% for the twelve months ended December 31, 2013 compared to 1.70% for the corresponding period of 2012.

•Return on average equity was 10.99% for the three months ended December 31, 2013 compared to 12.92% for the corresponding period of 2012.  Return on average equity was 12.36% for the twelve months ended December 31, 2013 compared to 15.36% for the corresponding period of 2012.

•The results for the twelve months ended December 31, 2013 were negatively impacted by one time expenses of $1,307,000 related to the acquisition of Luzerne National Bank Corporation.

“The twelve months ended December 31, 2013 were impacted by the acquisition of Luzerne National Bank Corporation. While the acquisition was a key driver of balance sheet growth, it was a drag on earnings due to the one-time charges related to the acquisition. With these charges behind us, we will continue to focus on the continued integration of Luzerne into the Penns Woods family. We also remain focused on building future revenue streams, with the current construction of a branch in Loyalsock scheduled to be completed during the first half of 2014. In addition, the ground breaking for a branch in Lewisburg is expected to occur during the early part of 2014,” said Richard A. Grafmyre, CFP®, President and CEO.

A reconciliation of the non-GAAP financial measures of operating earnings, operating return on assets, operating return on equity, and operating earnings per share, described in the highlights, to the comparable GAAP financial measures is included at the end of this press release.

Net Income

Net income, as reported under GAAP, for the three and twelve months ended December 31, 2013 was $3,495,000 and $14,084,000 compared to $3,096,000 and $13,850,000 for the same period of 2012.  Results for the three and twelve months ended December 31, 2013 compared to 2012 were impacted by an increase in after-tax securities gains of $54,000 (from a gain of $52,000 to a gain of $106,000) for the three months ended and an increase in after-tax securities gains of $747,000 (from a gain of $848,000 to a gain of $1,595,000) for the twelve months ended.  In addition, a gain of $109,000 on death benefit related to bank owned life insurance was recorded during the first quarter of 2012.  Impacting the results for the twelve months ended December 31, 2013 was the recognition of $1,307,000 in expenses related to the acquisition of Luzerne.  Basic and dilutive earnings per share for the three and twelve months ended December 31, 2013 were $0.73 and $3.19 compared to $0.81 and $3.61 for the corresponding periods of 2012.  Return on average assets and return on average equity were 1.16% and 10.99% for the three months ended December 31, 2013 compared to 1.46% and 12.92% for the corresponding period of 2012.  Return on average assets and return on average equity were 1.32% and 12.36% for the twelve months ended December 31, 2013 compared to 1.70% and 15.36% for the corresponding period of 2012.

Net Interest Margin

The net interest margin for the three and twelve months ended December 31, 2013 was 3.98% and 4.13% compared to 4.29% and 4.45% for the corresponding periods of 2012.  While the net interest margin has decreased year over year, net interest income on a fully taxable equivalent basis has increased $2,482,000 and $6,666,000 for the three and twelve months ended December 31, 2013 compared to the corresponding period of 2012.  Driving this increase is the growth in the loan and deposit portfolios for the twelve months ended December 31, 2013 compared to the corresponding period for 2012 primarily due to the acquisition of Luzerne, growth in home equity products, recognition of $528,000 in loan interest from the payoff of a nonaccrual loan in the first quarter of 2013, and the continued emphasis on core deposit growth.  The primary funding for the loan growth was an increase in core deposits.  These deposits represent a lower cost funding source than time deposits and comprise 75.83% of total deposits at December 31, 2013 compared to 73.62% at December 31, 2012.  The continued growth in core deposits has led to the total cost of deposits decreasing to 48 bp for the twelve months ended December 31, 2013 from 71 bp for the corresponding period of 2012.  FHLB long-term borrowings have decreased $5,528,000 since December 31, 2012.  The decrease is due to the maturity of $5,528,000 in long-term borrowings during the twelve months ended December 31, 2013 carrying an average rate of 3.94%.  The changes in the composition of the deposit and borrowing portfolios has led to the total cost of interest bearing funding decreasing to 69 bp for the twelve months ended December 31, 2013 from 103 bp at the corresponding period of 2012.

“Mitigation of the continued compressing net interest margin remains one of our top priorities.  Our focus on increasing earning assets by adding quality loans, even though these new earning assets are lower rate than legacy assets, remains steadfast. Many of the loans being added are short and intermediate in term, such as home equity products. We continue to actively manage the investment portfolio in order to reduce interest rate and market risk. This is being undertaken primarily through the sale of long-term municipal bonds that have a maturity date of 2025 or later and securities with a call date within the next five years.  The efforts to sell municipal bonds have been tempered as the municipal bond market remains soft on longer maturity issues. The proceeds of the bond sales are being deployed into loans and variable rate intermediate term corporate bonds and short and intermediate term municipal bonds.  The earning asset strategies do impact current earnings, but they play a key role in our long-term asset liability management strategy as the balance sheet is shortened to better prepare for a rising rate environment.  On the funding side of the balance sheet there is limited opportunity to reduce costs.  Our focus will continue to be on lower cost core deposits, with an eye toward the lengthening of select funding sources such as time deposits or borrowings as opportunities are presented,” commented President Grafmyre.

Assets

Total assets increased $355,460,000 to $1,211,995,000 at December 31, 2013 compared to December 31, 2012 due primarily to the acquisition of Luzerne.  Net loans increased $303,585,000 to $808,200,000 at December 31, 2013 compared to December 31, 2012 due to the acquisition of Luzerne and campaigns related to increasing home equity product market share during 2012 and 2013.  The investment portfolio decreased $704,000 from December 31, 2012 to December 31, 2013 due to our strategy to reduce the investment portfolio duration through the selective selling of bonds as opportunities develop, and a change in the fair market value adjustment to an unrealized loss from an unrealized gain. The decreases in value were partially offset by the acquisition of Luzerne.

Non-performing Loans

Our non-performing loans to total loans ratio decreased to 1.23% at December 31, 2013 from 2.29% at December 31, 2012.  The decrease in non-performing loans is primarily the result of several partial charge-offs and the payoff of a large construction loan that was on nonaccrual.  The majority of non-performing loans are centered on several loans that are either in a secured position and have sureties with a strong underlying financial position or have a specific allocation for any impairment recorded within the allowance for loan losses.  Net loan recoveries of $251,000 for the twelve months ended December 31, 2013 augmented the allowance for loan losses which was 1.24% of total loans at December 31, 2013.

Deposits

Deposits have increased $330,976,000 to $973,002,000 at December 31, 2013 compared to December 31, 2012, with core deposits (total deposits excluding time deposits) increasing $265,105,000, while higher cost time deposits only increased $65,871,000.  Noninterest-bearing deposits have increased $102,424,000 to $217,377,000 at December 31, 2013 compared to December 31, 2012.  Driving this growth is our acquisition of Luzerne in addition to our commitment to easy-to-use products, community involvement, and emphasis on customer service.  We have also successfully implemented a targeted marketing campaign aimed at further strengthening our customer relationships, while also expanding our market penetration.

Shareholders’ Equity

Shareholders’ equity increased $34,089,000 to $127,815,000 at December 31, 2013 compared to December 31, 2012.  The accumulated other comprehensive loss of $4,894,000 at December 31, 2013 is a result of a decrease in unrealized gains on available for sale securities from an unrealized gain of $10,164,000 at December 31, 2012 to an unrealized loss of $2,169,000 at December 31, 2013.  The amount of accumulated other comprehensive loss at December 31, 2013 was also impacted by the change in net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan resulting in a decrease in the net loss of $2,082,000 to $2,725,000 at December 31, 2013.  The current level of shareholders’ equity equates to a book value per share of $26.52 at December 31, 2013 compared to $24.42 at December 31, 2012 and an equity to asset ratio of 10.55% at December 31, 2013 compared to 10.94% at December 31, 2012.  Excluding goodwill and intangibles, book value per share was $22.60 at December 31, 2013 compared to $23.63 at December 31, 2012.  Dividends declared for the three and twelve months ended December 31, 2013 were $0.47 and $2.13 per share, which includes a special cash dividend of $0.25 per share declared in the first quarter 2013, compared to $0.47 and $1.88 for the three and twelve months ended December 31, 2012.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, Centre, and Montour Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange

Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Richard A. Grafmyre, President and Chief Executive Officer
300 Market Street
Williamsport, PA 17701
	570-322-1111	e-mail: pwod@pwod.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,
(In Thousands, Except Share Data)	2013	2012	% Change
ASSETS
Noninterest-bearing balances	$23,723	$12,695	86.87%
Interest-bearing deposits in other financial institutions	770	2,447	(68.53)%
Federal funds sold	113	—	n/a
Total cash and cash equivalents	24,606	15,142	62.50%

Investment securities, available for sale, at fair value	288,612	289,316	(0.24)%
Loans held for sale	1,626	3,774	(56.92)%
Loans	818,344	512,232	59.76%
Allowance for loan losses	(10,144)	(7,617)	33.18%
Loans, net	808,200	504,615	60.16%
Premises and equipment, net	20,184	8,348	141.78%
Accrued interest receivable	4,696	4,099	14.56%
Bank-owned life insurance	25,410	16,362	55.30%
Investment in limited partnerships	2,221	2,883	(22.96)%
Goodwill	17,104	3,032	464.12%
Intangibles	1,801	—	n/a
Deferred tax asset	9,889	4,731	109.03%
Other assets	7,646	4,233	80.63%
TOTAL ASSETS	$1,211,995	$856,535	41.50%

LIABILITIES
Interest-bearing deposits	$755,625	$527,073	43.36%
Noninterest-bearing deposits	217,377	114,953	89.10%
Total deposits	973,002	642,026	51.55%

Short-term borrowings	26,716	33,204	(19.54)%
Long-term borrowings	71,202	76,278	(6.65)%
Accrued interest payable	405	366	10.66%
Other liabilities	12,855	10,935	17.56%
TOTAL LIABILITIES	1,084,180	762,809	42.13%

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $8.33, 15,000,000 shares authorized; 4,999,929 and 4,019,112 shares issued	41,665	33,492	24.40%
Additional paid-in capital	49,800	18,157	174.27%
Retained earnings	47,554	43,030	10.51%
Accumulated other comprehensive (loss) income:
Net unrealized (loss) gain on available for sale securities	(2,169)	10,164	(121.34)%
Defined benefit plan	(2,725)	(4,807)	(43.31)%
Treasury stock at cost, 180,596 shares	(6,310)	(6,310)	—%
TOTAL SHAREHOLDERS’ EQUITY	127,815	93,726	36.37%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,211,995	$856,535	41.50%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In Thousands, Except Per Share Data)	2013	2012	% Change	2013	2012	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$9,097	$6,418	41.74%	$32,353	$25,372	27.51%
Investment securities:
Taxable	1,514	1,463	3.49%	6,034	5,940	1.58%
Tax-exempt	1,049	1,302	(19.43)%	4,602	5,429	(15.23)%
Dividend and other interest income	102	92	10.87%	310	366	(15.30)%
TOTAL INTEREST AND DIVIDEND INCOME	11,762	9,275	26.81%	43,299	37,107	16.69%

INTEREST EXPENSE:
Deposits	815	848	(3.89)%	3,221	3,645	(11.63)%
Short-term borrowings	18	37	(51.35)%	81	137	(40.88)%
Long-term borrowings	482	552	(12.68)%	1,962	2,429	(19.23)%
TOTAL INTEREST EXPENSE	1,315	1,437	(8.49)%	5,264	6,211	(15.25)%

NET INTEREST INCOME	10,447	7,838	33.29%	38,035	30,896	23.11%

PROVISION FOR LOAN LOSSES	600	725	(17.24)%	2,275	2,525	(9.90)%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,847	7,113	38.44%	35,760	28,371	26.04%

NON-INTEREST INCOME:
Service charges	656	500	31.20%	2,307	1,894	21.81%
Securities gains, net	160	79	102.53%	2,417	1,285	88.09%
Bank-owned life insurance	196	131	49.62%	677	670	1.04%
Gain on sale of loans	234	333	(29.73)%	1,438	1,386	3.75%
Insurance commissions	287	304	(5.59)%	1,084	1,357	(20.12)%
Brokerage commissions	221	214	3.27%	1,018	912	11.62%
Other	1,178	724	62.71%	3,101	2,596	19.45%
TOTAL NON-INTEREST INCOME	2,932	2,285	28.32%	12,042	10,100	19.23%

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,390	2,956	48.51%	15,415	11,762	31.06%
Occupancy	603	307	96.42%	1,905	1,270	50.00%
Furniture and equipment	573	394	45.43%	1,815	1,452	25.00%
Pennsylvania shares tax	247	169	46.15%	864	674	28.19%
Amortization of investments in limited partnerships	165	165	—%	661	661	—%
Federal Deposit Insurance Corporation deposit insurance	173	119	45.38%	594	468	26.92%
Marketing	146	121	20.66%	517	516	0.19%
Intangible amortization	91	—	n/a	213	—	n/a
Other	2,088	1,527	36.74%	8,283	5,220	58.68%
TOTAL NON-INTEREST EXPENSE	8,476	5,758	47.20%	30,267	22,023	37.43%

INCOME BEFORE INCOME TAX PROVISION	4,303	3,640	18.21%	17,535	16,448	6.61%
INCOME TAX PROVISION	808	544	48.53%	3,451	2,598	32.83%
NET INCOME	$3,495	$3,096	12.89%	$14,084	$13,850	1.69%

EARNINGS PER SHARE - BASIC AND DILUTED	$0.73	$0.81	(9.88)%	$3.19	$3.61	(11.63)%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	4,819,048	3,838,290	25.55%	4,410,626	3,837,751	14.93%

DIVIDENDS DECLARED PER SHARE	$0.47	$0.47	—%	$2.13	$1.88	13.30%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Three Months Ended
	December 31, 2013			December 31, 2012
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$25,849	$297	4.56%	$22,171	$286	5.13%
All other loans	786,740	8,901	4.49%	482,586	6,229	5.13%
Total loans	812,589	9,198	4.49%	504,757	6,515	5.13%

Federal funds sold	444	—	—%	—	—	—%

Taxable securities	181,709	1,612	3.55%	161,669	1,551	3.84%
Tax-exempt securities	107,494	1,589	5.91%	132,624	1,973	5.95%
Total securities	289,203	3,201	4.43%	294,293	3,524	4.79%

Interest-bearing deposits	4,922	4	0.32%	2,514	4	0.63%

Total interest-earning assets	1,107,158	12,403	4.45%	801,564	10,043	4.99%

Other assets	96,201			46,860

TOTAL ASSETS	$1,203,359			$848,424

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$138,553	44	0.13%	$80,341	21	0.10%
Super Now deposits	165,735	166	0.40%	125,396	158	0.50%
Money market deposits	208,591	140	0.27%	149,691	154	0.41%
Time deposits	235,718	465	0.78%	172,334	515	1.19%
Total interest-bearing deposits	748,597	815	0.43%	527,762	848	0.64%

Short-term borrowings	25,385	18	0.33%	25,926	37	0.57%
Long-term borrowings	70,755	482	2.67%	71,821	552	3.01%
Total borrowings	96,140	500	2.05%	97,747	589	2.36%

Total interest-bearing liabilities	844,737	1,315	0.62%	625,509	1,437	0.91%

Demand deposits	213,368			116,314
Other liabilities	18,070			10,736
Shareholders’ equity	127,184			95,865

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,203,359			$848,424
Interest rate spread			3.83%			4.08%
Net interest income/margin		$11,088	3.98%		$8,606	4.29%

	Three Months Ended December 31,
	2013	2012
Total interest income	$11,762	$9,275
Total interest expense	1,315	1,437
Net interest income	10,447	7,838
Tax equivalent adjustment	641	768
Net interest income (fully taxable equivalent)	$11,088	$8,606

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	Twelve Months Ended
	December 31, 2013			December 31, 2012
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$24,934	$1,056	4.24%	$23,857	$1,195	5.01%
All other loans	662,394	31,656	4.78%	446,569	24,583	5.50%
Total loans	687,328	32,712	4.76%	470,426	25,778	5.48%

Federal funds sold	226	—	—%	—	—	—%

Taxable securities	176,674	6,326	3.58%	158,765	6,298	3.97%
Tax-exempt securities	116,697	6,973	5.98%	131,637	8,226	6.25%
Total securities	293,371	13,299	4.53%	290,402	14,524	5.00%

Interest-bearing deposits	6,946	18	0.26%	6,621	8	0.12%

Total interest-earning assets	987,871	46,029	4.66%	767,449	40,310	5.25%

Other assets	76,593			49,070

TOTAL ASSETS	$1,064,464			$816,519
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$118,125	140	0.12%	$78,724	65	0.08%
Super Now deposits	154,131	687	0.45%	118,515	610	0.51%
Money market deposits	183,460	548	0.30%	145,339	734	0.51%
Time deposits	209,517	1,846	0.88%	173,274	2,236	1.29%
Total interest-bearing deposits	665,233	3,221	0.48%	515,852	3,645	0.71%

Short-term borrowings	22,281	81	0.38%	20,961	137	0.65%
Long-term borrowings	72,140	1,962	2.68%	64,994	2,429	3.68%
Total borrowings	94,421	2,043	2.14%	85,955	2,566	2.94%

Total interest-bearing liabilities	759,654	5,264	0.69%	601,807	6,211	1.03%

Demand deposits	174,909			113,431
Other liabilities	15,962			11,126
Shareholders’ equity	113,939			90,155
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,064,464			$816,519
Interest rate spread			3.97%			4.22%
Net interest income/margin		$40,765	4.13%		$34,099	4.45%

	Twelve Months Ended December 31,
	2013	2012
Total interest income	$43,299	$37,107
Total interest expense	5,264	6,211
Net interest income	38,035	30,896
Tax equivalent adjustment	2,730	3,203
Net interest income (fully taxable equivalent)	$40,765	$34,099

(Dollars in Thousands, Except Per Share Data)	Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Operating Data
Net income	$3,495	$3,246	$3,659	$3,684	$3,096
Net interest income	10,447	10,629	8,754	8,205	7,838
Provision for loan losses	600	600	575	500	725
Net security gains (losses)	160	(3)	1,274	986	79
Non-interest income, ex. net security gains	2,772	2,845	2,261	1,747	2,206
Non-interest expense	8,476	8,975	6,965	5,851	5,758

Performance Statistics
Net interest margin	3.99%	4.07%	4.09%	4.46%	4.29%
Annualized return on average assets	1.16%	1.08%	1.48%	1.72%	1.46%
Annualized return on average equity	10.99%	10.39%	13.54%	15.51%	12.92%
Annualized net loan charge-offs (recoveries) to average loans	0.04%	0.19%	—%	(0.55)%	0.50%
Net charge-offs (recoveries)	87	374	1	(713)	629
Efficiency ratio	63.5%	66.6%	63.2%	58.8%	57.3%

Per Share Data
Basic earnings per share	$0.73	$0.67	$0.88	$0.96	$0.81
Diluted earnings per share	0.73	0.67	0.88	0.96	0.81
Dividend declared per share	0.47	0.47	0.47	0.72	0.47
Book value	26.52	26.12	26.14	24.23	24.42
Common stock price:
High	53.99	49.89	41.86	41.45	45.27
Low	47.03	42.76	39.44	38.50	37.16
Close	51.00	49.82	41.86	40.97	37.41
Weighted average common shares:
Basic	4,819	4,818	4,151	3,839	3,838
Fully Diluted	4,819	4,818	4,151	3,839	3,838
End-of-period common shares:
Issued	5,000	4,999	4,999	4,020	4,019
Treasury	181	181	181	181	181

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Financial Condition Data:
General
Total assets	$1,211,995	$1,204,090	$1,206,958	$852,997	$856,535
Loans, net	808,200	796,533	777,557	503,592	504,615
Goodwill	17,104	17,104	17,104	3,032	3,032
Intangibles	1,801	1,892	1,984	—	—
Total deposits	973,002	975,521	955,361	659,304	642,026
Noninterest-bearing	217,377	215,374	211,096	120,471	114,953

Savings	138,621	142,193	140,667	86,556	82,546
NOW	177,996	169,974	161,972	140,626	130,454
Money Market	203,786	209,469	203,076	143,847	144,722
Time Deposits	235,222	238,511	238,550	167,804	169,351
Total interest-bearing deposits	755,625	760,147	744,265	538,833	527,073

Core deposits*	737,780	737,010	716,811	491,500	472,675
Shareholders’ equity	127,815	125,852	125,928	93,013	93,726

Asset Quality
Non-performing assets	$10,029	$6,064	$6,515	$9,059	$11,706
Non-performing assets to total assets	0.83%	0.50%	0.54%	1.06%	1.37%
Allowance for loan losses	10,144	9,630	9,404	8,830	7,617
Allowance for loan losses to total loans	1.24%	1.19%	1.19%	1.72%	1.49%
Allowance for loan losses to non-performing loans	101.15%	158.81%	144.34%	97.47%	65.07%
Non-performing loans to total loans	1.23%	0.75%	0.83%	1.77%	2.29%

Capitalization
Shareholders’ equity to total assets	10.55%	10.45%	10.43%	10.90%	10.94%

* Core deposits are defined as total deposits less time deposits

Reconciliation of GAAP and Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in Thousands, Except Per Share Data)	2013	2012	2013	2012
GAAP net income	$3,495	$3,096	$14,084	$13,850
Less: net securities and bank-owned life insurance (losses) gains, net of tax	106	52	1,595	957
Non-GAAP operating earnings	$3,389	$3,044	$12,489	$12,893

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Return on average assets (ROA)	1.16%	1.46%	1.32%	1.70%
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.03%	0.02%	0.15%	0.12%
Non-GAAP operating ROA	1.13%	1.44%	1.17%	1.58%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Return on average equity (ROE)	10.99%	12.92%	12.36%	15.36%
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.33%	0.22%	1.40%	1.06%
Non-GAAP operating ROE	10.66%	12.70%	10.96%	14.30%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Basic earnings per share (EPS)	$0.73	$0.81	$3.19	$3.61
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.03	0.02	0.36	0.25
Non-GAAP basic operating EPS	$0.70	$0.79	$2.83	$3.36

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Dilutive EPS	$0.73	$0.81	$3.19	$3.61
Less: net securities and bank-owned life insurance (losses) gains, net of tax	0.03	0.02	0.36	0.25
Non-GAAP dilutive operating EPS	$0.70	$0.79	$2.83	$3.36